EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Kris M. Maly or	Cameron Associates
	Becky Anderson	Kevin McGrath — Institutions
	Investor Relations Department	Phone: (212) 245-4577
	Aastrom Biosciences, Inc.	Alyson Nikulicz — Media
	Phone: (734) 930-5777	Phone: (212) 554-5464
ROBERT L. ZERBE, M.D., JOINS
AASTROM BIOSCIENCES’ BOARD OF DIRECTORS
Ann Arbor, Michigan, January 17, 2006 — Aastrom Biosciences, Inc. (Nasdaq: ASTM) announced today that Robert L. Zerbe, M.D. has been elected to the Company’s Board of Directors. He will serve as a Class I Director whose initial term expires at the 2007 Annual Meeting of Shareholders.
Dr. Zerbe is currently the Chief Executive Officer of QUATRx Pharmaceutical, Inc., an Ann Arbor, MI-based, venture-backed drug development company co-founded by Dr. Zerbe in 2000. Prior to this, Dr. Zerbe held several senior executive management positions with major pharmaceutical companies including Eli Lilly and Pfizer (formerly Parke-Davis). During his tenure at Eli Lilly, Dr. Zerbe’s clinical research and development positions included Managing Director, Lilly Research Center U.K., and Vice President of Clinical Investigation and Regulatory Affairs. He joined Pfizer in 1993, becoming Senior Vice President of Worldwide Clinical Research and Development. In this capacity he led the clinical development programs for a number of key products, including Lipitor® and Neurontin®.
“Dr. Zerbe brings a very important blend of clinical development and executive experience at both small and large pharmaceutical companies which will greatly enhance the Board’s strategic planning and operational implementation capabilities,” said R. Douglas Armstrong, Ph.D., Chief Executive Officer and Chairman of Aastrom. “His clinical expertise is an excellent complement to the skills and background of our other directors, and improves the professional balance of our Board.”
Dr. Zerbe received his M.D. from the Indiana University School of Medicine, and has completed post-doctoral work in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Health. He also serves on the boards of A.P. Pharma, Inc. and Corgentech, Inc.
Upon his election to Aastrom’s Board, Dr. Zerbe commented, “Aastrom is at the forefront of translating cutting edge technology into viable and profitable products that help patients, and I am please to be part of that effort.”
Lipitor® and Neurontin® are registered products of Pfizer, Inc.
About Aastrom Biosciences, Inc.
Aastrom Biosciences, Inc. (Nasdaq: ASTM) is developing patient-specific products for the repair or regeneration of human tissues, utilizing the Company’s proprietary adult stem cell technology. Aastrom’s proprietary Tissue Repair Cells (TRCs), a mix of bone marrow-derived adult stem and progenitor cells, are manufactured in the AastromReplicell® System, an industry-unique automated cell production system. Aastrom’s TRC cell products are in clinical trials for the following therapeutic indications: severe bone fractures (U.S.: Phase I/II — multi-center; EU:
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Aastrom-Zerbe to BOD
January 17, 2006

Phase I/II — multi-center), ischemic vascular disease (EU: Phase I/II), jaw bone reconstruction (EU: proof of concept) and spine fusion (U.S.: Phase I/II — single-center). The Company has recently reported positive clinical trial results for its TRCs demonstrating both the clinical safety and ability of TRCs to induce healthy new tissue growth.
For more information, visit Aastrom’s website at www.aastrom.com.
This document contains forward-looking statements, including without limitation, statements regarding product development objectives, and market development plans, which involve certain risks and uncertainties. The forward-looking statements are also identified through use of the words “plan,” and other words of similar meaning. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the results obtained from clinical trial activities, regulatory approval requirements, and the availability of resources. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
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